EXHIBIT 10.10

EXECUTION COPY

PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

THIS PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT is dated as of January 11, 2002 between APCOA/STANDARD PARKING, INC., a Delaware corporation having its principal place of business at 900 North Michigan Avenue, Suite 1600, Chicago, Illinois  60611 (the “Assignor”), and WILMINGTON TRUST COMPANY, having an office at Rodney Square North, 1100 North Market Street, Wilmington Delaware 19890, as trustee and collateral agent (hereinafter, in such capacity, the “Agent”) for itself and the several holders (the “Holders”) of the 14% Senior Subordinated Second Lien Notes due 2006 (the “Notes”) issued by the Assignor, pursuant to an indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Assignor, certain of the Assignor’s subsidiaries (the “Guarantors”) and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Assignor and the Guarantors have severally agreed to make payments to the Agent and the Holders upon the terms and subject to the conditions set forth therein;

WHEREAS, the Assignor is a member of an affiliated group of companies that includes each Guarantor;

WHEREAS, the proceeds of the offering and exchange of the Notes will be used in part to enable the Assignor to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Assignor and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the offering and issuance of the Notes to the Holders;

WHEREAS, it is a condition precedent to the issuance of the Notes that Assignor shall have executed and delivered this Patent Collateral Assignment and Security Agreement (as it may be further amended, restated, modified or supplemented and in effect from time to time, this “Patent Security Agreement”) to the Agent for the ratable benefit of the Agent and the Holders;

WHEREAS, the Assignor has executed and delivered to the Agent, for the benefit of the Agent and the Holders, the Security Agreement (as defined in the Indenture), pursuant to which the Assignor has granted to the Agent, for the benefit of the Agent and the Holders, a second priority security interest in certain of the Assignor’s personal property and fixture assets, including without limitation the patents and patent applications listed on Schedule A attached hereto, all to secure the payment and performance of the Notes and the other obligations of the Assignor and the Guarantors under the Indenture; and

WHEREAS, this Patent Security Agreement is supplemental to the provisions contained in the Security Agreement and the Indenture;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in Amended and Restated Credit Agreement and the Security Documents, dated as of even date herewith, by and among the Company and LaSalle Bank National Association (“LaSalle”) as agent and the lenders party thereto (as such agreement may be amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”).  In addition, the following terms shall have the meanings set forth in this Section 1 or elsewhere in this Patent Security Agreement referred to below:

Event of Default.  An “Event of Default” as defined in the Indenture.

Intercreditor Agreement.  “Intercreditor Agreement” as defined in the Indenture.

Patents.  All patents and patent applications, whether United States or foreign, that are owned by the Assignor or in which the Assignor has any right, title or interest, now or in the future, including but not limited to:

(a)   the patents and patent applications listed on Schedule A hereto (as the same may be amended pursuant hereto from time to time);

(b)   all letters patent of the United States or any other country, and all applications for letters patent of the United States or any other country;

(c)   all re-issues, continuations, divisions, continuations-in-part, renewals or extensions thereof;

(d)   the inventions disclosed or claimed therein, including the right to make, use, practice and/or sell (or license or otherwise transfer or dispose of) the inventions disclosed or claimed therein; and

(e)   the right (but not the obligation) to make and prosecute applications for such Patents.

Patent Collateral.  All of the Assignor’s right, title and interest in and to all of the Patents, the Patent License Rights, and all other Patent Rights, and all additions, improvements, and accessions to, all substitutions for and replacements of, and all products and Proceeds (including insurance proceeds) of, any and all of the foregoing, and all books and records and technical information and data describing or used in connection with any and all such rights, interests, assets or property.

Patent License Rights.  Any and all past, present or future rights and interests of the Assignor pursuant to any and all past, present and future licensing agreements in favor of the Assignor, or to which the Assignor is a party, pertaining to any Patents or Patent Rights, owned or used by third parties in the past, present or future, including the right in the name of the Assignor or the Agent to enforce, and sue and recover for, any past, present or future breach or violation of any such agreement.

Patent Rights.  Any and all past, present or future rights in, to and associated with the Patents throughout the world, whether arising under federal law, state law, common law, foreign law, or otherwise, including but not limited to the following:  all such rights arising out of or associated with the Patents; the right (but not the obligation) to register claims under any federal, state or foreign patent law or regulation; the right (but not the obligation) to sue in the name of the Assignor or the Agent for any and all past, present and future infringements of or any other damages or injury to the Patents or the Patent Rights, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury; and the Patent License Rights.

Patent Security Agreement.  This Patent Collateral Assignment and Security Agreement, as amended and in effect from time to time.

Proceeds.  Any consideration received from the sale, exchange, license, lease or other disposition or transfer of any right, interest, asset or property which constitutes all or any part of the Patent Collateral, any value received as a consequence of the ownership, possession, use or practice of any Patent Collateral, and any payment received from any insurer or other person or entity as a result of the destruction or the loss, theft or other involuntary conversion of whatever nature of any right, interest, asset or property which constitutes all or any part of the Patent Collateral.

USPTO.  The United States Patent and Trademark Office.

2.                                       GRANT OF SECOND PRIORITY SECOND PRIORITY SECURITY INTEREST.

To secure the payment and performance in full of all of the Lender Indebtedness, the Assignor hereby grants, assigns, transfers and conveys to the Agent, for the benefit of the Agent and the Holders, BY WAY OF COLLATERAL SECURITY, all of the Patent Collateral.  NEITHER THE AGENT NOR ANY OF THE HOLDERS ASSUMES ANY LIABILITY ARISING IN ANY WAY BY REASON OF ITS HOLDING SUCH COLLATERAL SECURITY.

3.                                       REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Assignor represents, warrants and covenants that:  (i) Schedule A attached hereto sets forth a true and complete list of all the Patent Collateral now owned, licensed, controlled or used by the Assignor; (ii) the issued Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the issued Patents; (iii) to the Assignor’s knowledge, each of the issued Patents is valid and enforceable; (iv) to the Assignor’s knowledge, there is no infringement by others of the issued Patents or Patent Rights; (v) no claim has been made that the use of any of the Patents does or may violate the rights of any third person, and to the Assignor’s knowledge there is no infringement by the Assignor of the patent rights of others; (vi) the Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents (other than ownership and other rights reserved by third party owners with respect to Patents which the Assignor is licensed to practice or use), free and clear of any liens, charges, encumbrances and adverse claims, including without limitation pledges, assignments, licenses, shop rights and covenants by the Assignor not to sue third persons, other than the security interest and assignment created by the Credit Agreement and the Security Agreement Documents referred to therein, between the Assignor and LaSalle, as agent for itself and the other lenders under the Credit Agreement, the second priority security interest created by the Security Agreement and this Patent Security Agreement and other than Permitted Liens (as defined in the Credit Agreement); (vii) the Assignor has the unqualified right to enter into this Patent Security Agreement and perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents, consultants, licensors and licensees which will enable it to comply with the covenants herein contained; (viii) this Patent Security Agreement, together with the Security Documents, will create in favor of the Agent, for the benefit of the Agent and the Holders, a valid and perfected second priority security interest in the Patent Collateral upon making the filings referred to in clause (ix) of this Section 3; and (ix) except for  the filing of financing statements in the jurisdictions listed in the Security Agreement under the Uniform Commercial Code and the filing of this Patent Security Agreement with the USPTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (1) for the grant by the Assignor or the effectiveness of the second priority security interest and assignment granted hereby or for the execution, delivery and performance of this Patent Security Agreement by the Assignor, or (2) for the perfection of or the exercise by the Agent of any of its rights and remedies hereunder.

4.                                       NO TRANSFER OR INCONSISTENT AGREEMENTS.

Except as permitted by the Indenture or the Security Agreement, and except for licenses of the Patent Collateral in the ordinary course of the Assignor’s business consistent with its past practices, the Assignor will not (i) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Patent Collateral, other than in respect of the Liens granted to LaSalle as agent for the lenders under the Credit Agreement and respect of applicable Permitted Liens, or (ii) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignor’s obligations under this Patent Security Agreement or the Indenture.

5.                                       AFTER-ACQUIRED PATENTS, ETC.

5.1   After-Acquired Patents.  If, before the obligations of the Assignor under the Indenture shall have been finally paid and satisfied in full, the Assignor shall obtain any right, title or interest in or to any other or new patents, patent applications or patentable inventions, or become entitled to the benefit of any patent application or patent or any reissue, division, continuation, renewal, extension, or continuation-in-part of any of the Patent Collateral or any improvement on any of the Patent Collateral, the provisions of this Patent Security Agreement shall automatically apply thereto and the Assignor shall promptly give to the Agent notice thereof in writing and execute and deliver to the

Agent such documents or instruments as the Agent may reasonably request further to transfer title thereto to the Agent, for the benefit of the Agent and the Holders.

5.2   Amendment to Schedule.  The Assignor authorizes the Agent to modify this Patent Security Agreement, without the necessity of the Assignor’s further approval or signature, by amending Schedule A hereto to include any future or other Patents or Patent Rights granted to the Assignor under Section 2 or this Section 5.

6.                                       PATENT PROSECUTION.

6.1   Assignor Responsible.  The Assignor shall assume full and complete responsibility for the prosecution, grant, enforcement or any other necessary or desirable actions in connection with the Patent Collateral, and shall hold the Agent and the Holders harmless from and against any and all reasonable and documented costs and expenses, and all documented damages and liabilities which may be incurred by the Agent or any of the Holders in connection with the Agent’s title to any of the Patent Collateral or any other action or failure to act in connection with this Patent Security Agreement or the transactions contemplated hereby.  In respect of such responsibility, the Assignor shall retain patent counsel acceptable to the Agent.

6.2   Assignor’s Duties, Etc.  The Assignor shall have the duty, within its reasonable business judgment, to prosecute diligently any patent applications of the Patents pending as of the date of this Patent Security Agreement or thereafter, to make application for unpatented but reasonably patentable inventions and to preserve and maintain all rights in the Patents, including without limitation the payment when due of all maintenance fees and other fees, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the Patents.  Any expenses incurred in connection with such applications and actions shall be borne by the Assignor.  The Agent hereby appoints the Assignor as its agent for all matters referred to in the foregoing provisions of this Section 6 and agrees to execute any documents, necessary to confirm such appointment.  Upon the occurrence and during the continuance of an Event of Default, the Agent may terminate such agency by providing written notice of termination to the Assignor.

6.3   Assignor’s Enforcement Rights.  The Assignor shall have the right, with the consent of the Agent which shall not be unreasonably withheld, to bring suit or other action in the Assignor’s own name to enforce the Patents and the Patent Rights.  The Agent shall be required to join in such suitor action as may be necessary to assure the Assignor’s ability to bring and maintain any such suit or action in any proper forum so long as the Agent is completely satisfied that such joinder will not subject the Agent or any of the Holders to any risk of liability.  The Assignor shall promptly, upon demand, reimburse and indemnify the Agent and the Holders for all documented damages and reasonable and documented costs and expenses, including legal fees, incurred by the Agent or any of the Holders pursuant to this Section 6.

6.4   Protection of Patents, Etc.  In general, the Assignor shall take any and all such commercially reasonable actions (including but not limited to institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Patent Collateral.  The Assignor shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, which would affect the validity, grant or enforcement of any of the Patent Collateral.

6.5   Notification by Assignor.  Promptly upon obtaining knowledge thereof, the Assignor will notify the Agent in writing of the institution of, or any final adverse determination in, any proceeding in the USPTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Patents or the Assignor’s rights, title or interests in and to any of the Patent Collateral, and of any event which does or reasonably could materially adversely affect the value of any of the Patent Collateral, the ability of the Assignor or the Agent to dispose of any of the Patent Collateral or the rights and remedies of the Agent and the Holders in relation thereto (including but not limited to the levy of any legal process against any of the Patent Collateral).

7.                                       LICENSE BACK TO ASSIGNOR.

Unless and until there shall have occurred and be continuing an Event of Default and the Agent has notified the Assignor that the license granted hereunder is terminated, the Agent hereby grants to the Assignor the sole and exclusive, nontransferable, royalty-free, worldwide right and license under the Patents to make, have made for it, use, sell and otherwise practice the inventions disclosed and claimed in the Patents for the Assignor’ s own benefit and account and for none other; provided, however, that the foregoing right and license shall be no greater in scope than, and limited by, the rights assigned to the Agent, for the benefit of the Agent and the Holders, by the Assignor hereby.  Except as otherwise permitted by the Indenture, the Assignor agrees not to sell, assign, transfer, encumber or sublicense its interest in the license granted to the Assignor in this Section 7.  Any such sublicenses granted on or after the date hereof shall be terminable by the Agent upon termination of the Assignor’s license hereunder.

8.                                       REMEDIES.

If any Event of Default shall have occurred and be continuing, then at the discretion of the Agent, subject to the terms of the Intercreditor Agreement, and upon notice by the Agent to the Assignor:  (i) the Assignor’s license with respect to the Patents as set forth in Section 7 shall terminate; (ii) the Assignor shall immediately cease and desist from the practice, manufacture, use and sale of the inventions claimed, disclosed or covered by the Patents; and (iii) the Agent shall have, in addition to all other rights and remedies given it by this Patent Security Agreement, the Security Agreement, dated as of even date herewith, by the Assignor and the Guarantors, in favor of the Agent for itself and the Holders, and the Indenture, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Illinois and, without limiting the generality of the foregoing, the Agent may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignor, all of which are hereby expressly waived, and without advertisement, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Patent Collateral, or any interest which the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Patent Collateral all expenses (including all reasonable expenses for brokers’ fees and legal services), shall apply the residue of such proceeds toward the payment of the Notes as set forth in the Indenture.  Notice of any sale, license or other disposition of any of the Patent Collateral shall be given to the Assignor at least ten (10) days before the time that any intended public sale or other disposition of such Patent Collateral is to be made or after which any private sale or other disposition of such Patent Collateral may be made, which the Assignor hereby agrees shall be reasonable notice of such public or private sale or other disposition.  At any such sale or other disposition, the Agent may, to the extent permitted under applicable law, purchase or license the whole or any part of the Patent Collateral or interests therein sold, licensed or otherwise disposed of.

9.                                       COLLATERAL PROTECTION.

If the Assignor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Assignor shall be breached, the Agent, in its own name or that of the Assignor (in the sole discretion of the Agent), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignor agrees promptly to reimburse the Agent for any reasonable and documented cost or expense incurred by the Agent in so doing.

10.                                 POWER OF ATTORNEY.

If any Event of Default shall have occurred and be continuing, the Assignor does hereby make, constitute and appoint the Agent (and any officer or agent of the Agent as the Agent may select in its exclusive discretion) as the Assignor’s true and lawful attorney-in-fact, with the power to endorse the Assignor’s name on all applications, documents, papers and instruments necessary for the Agent to use any of the Patent Collateral, to practice, make, use or sell the inventions disclosed or claimed in any of the Patent Collateral, to grant or issue any exclusive or nonexclusive license of any of the Patent Collateral to any third person, or necessary for the Agent to assign, pledge, convey or otherwise transfer title in or dispose of the Patent Collateral or any part thereof or interest therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts which the Assignor is obligated to execute and do hereunder.  The Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof, and releases the Agent from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Agent under this power of attorney (except for the Agent’s gross negligence or willful misconduct).  This power of attorney shall be irrevocable for the duration of this Patent Security Agreement.

11.                                 FURTHER ASSURANCES.

The Assignor shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Agent may reasonably request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Patent Security Agreement, or to assure and confirm to the Agent the grant, perfection and priority of the Agent’ s second priority security interest in any of the Patent Collateral.

12.                                 TERMINATION.

At such time as all of the obligations of the Assignor and the Guarantors under the Indenture have been finally and indefeasibly paid and satisfied in full, this Patent Security Agreement shall terminate and the Agent shall, upon the written request and at the expense of the Assignor, execute and deliver to the Assignor all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignor the entire right, title and interest to the Patent Collateral previously granted, assigned, transferred and conveyed to the Agent by the Assignor pursuant to this Patent Security Agreement, as fully as if this Patent Security Agreement had not been made, subject to any disposition of all or any part thereof which may have been made by the Agent pursuant hereto or the Security Agreement and the Indenture.

13.                                 COURSE OF DEALING.

No course of dealing among the Assignor, the Holders and the Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Agent or any of the Holders, any right, power or privilege hereunder or under the Indenture shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.                                 EXPENSES.

Any and all reasonable and documented fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and legal expenses incurred by the Agent in connection with the preparation of this Patent Security Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving any of the Patent Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to any of the Patent Collateral, shall be borne and paid by the Assignor.

15.                                 OVERDUE AMOUNTS.

Until paid, all amounts due and payable by the Assignor hereunder shall be a debt secured by the Patent Collateral and other collateral provided by the Security Agreement and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal of the Notes set forth in the Indenture.

16.                                 NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER THE AGENT NOR ANY HOLDER ASSUMES ANY LIABILITIES OF THE ASSIGNOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNOR’S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE PATENT COLLATERAL OR ANY PRACTICE, USE, LICENSE OR SUBLICENSE THEREOF, OR ANY PRACTICE, MANUFACTURE, USE OR SALE OF ANY OF THE INVENTIONS DISCLOSED OR CLAIMED THEREIN, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE.  ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY BORNE BY THE ASSIGNOR, AND THE ASSIGNOR SHALL INDEMNIFY THE AGENT AND THE HOLDERS FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING REASONABLE LEGAL FEES, INCURRED BY THE AGENT OR ANY HOLDER WITH RESPECT TO SUCH LIABILITIES OTHER THAN LIABILITIES RESULTING DIRECTLY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR ANY HOLDER.

17.                                 RIGHTS AND REMEDIES CUMULATIVE.

All of the Agent’s rights and remedies with respect to the Patent Collateral, whether established hereby or by the Security Agreement or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently.  This Patent Security Agreement is supplemental to the Security Documents, and nothing contained herein shall in any way derogate from any of the rights or remedies of the Agent contained therein.  Nothing contained in this Patent Security Agreement shall be deemed to extend the time of attachment or perfection of or otherwise impair the second priority security interest in any of the Patent Collateral granted to the Agent for the benefit of the Agent and the Holders under the Security Agreement or the Indenture.

18.                                 NOTICES.

All notices and other communications made or required to be given pursuant to this Patent Security Agreement shall be in writing and shall be in accordance with the requirements of Section 14.02 of the Indenture.

19.                                 AMENDMENT AND WAIVER.

This Patent Security Agreement is subject to modification only by a writing signed by the Agent pursuant to the Indenture, except as provided in Section 5.2.  The Agent shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Agent.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

20.                                 GOVERNING LAW; CONSENT TO JURISDICTION.

THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OR CHOICE OF LAW RULES OR

PRINCIPLES) AND APPLICABLE FEDERAL LAW.  The Assignor agrees that any suit for the enforcement of this Patent Security Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignor by mail in accordance with §18.  The Assignor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

21.                                 WAIVER OF JURY TRIAL.

THE ASSIGNOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PATENT SECURITY AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.  Except as prohibited by law, the Assignor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  The Assignor (i) certifies that neither the Agent or any Holder nor any representative, agent or attorney of the Agent or any Holder has represented, expressly or otherwise, that the Agent or any Holder would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into the Indenture and the Security Agreement to which the Agent or any Holder is a party, the Agent and the Holders are relying upon, among other things, the waivers and certifications contained in this Section 21.

22.                                 MISCELLANEOUS.

The headings of each section of this Patent Security Agreement are for convenience only and shall not define or limit the provisions thereof.  This Patent Security Agreement and all rights and obligations hereunder shall be binding upon the Assignor and its respective successors and assigns, and shall inure to the benefit of the Agent, the Holders and their respective successors and assigns.  In the event of any irreconcilable conflict between the provisions of this Patent Agreement and the Indenture, or between this Patent Agreement and the Security Agreement, the provisions of the Indenture or the Security Agreement, as the case may be, shall control.  If any term of this Patent Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Patent Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Assignor acknowledges receipt of a copy of this Patent Agreement.

                [Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Patent Collateral Assignment and Security Agreement has been executed as of the day and year first above written.

APCOA/STANDARD PARKING, INC.

By:	/s/ G. Marc Baumann

Name:	G. Marc Baumann

Title:	Executive Vice President, Chief Financial Officer, Treasurer

WILMINGTON TRUST COMPANY, as Agent

By:	/s/ James D. Nesci

Name:	James D. Nesci

Title:	Authorized Signer

Schedule A

to Patent Collateral Assignment

and Security Agreement

U.S. PATENTS

Inventor	Registration	Federal Registraion No.	Filing Date	Registration Date	Expiration Date

Myron C. Warshauer	Multi-Level Vehicle Parking Facility (Color and music coded reminder system)	4,674,937	11/1/1985	6/23/1987	11/1/2005